Investor Presentation November 2015 Exhibit 99.1

Disclaimer Forward-Looking Statements This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this presentation may include, without limitation, statements regarding sales growth, price changes, earnings performance, strategic direction and the demand for our products. Forward-looking statements are typically identified by words or phrases such as “may,” “might,” “predict,” “future,” “seek to,” “assume,” “goal,” “objective,” “continue,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” or the negative of such terms and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the Merger involving BMC and the Company, including future financial and operating results, the Company’s or BMC’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the ability to obtain the requisite BMC and the Company stockholder approvals; the risk that the Company or BMC may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger; the risk that a condition to closing of the Merger may not be satisfied; the timing to consummate the Merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on Merger-related issues; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; and other factors discussed or referred to in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 2, 2015, the Company’s Quarterly Reports on Form 10-Q filed with the SEC on April 30, 2015, August 5, 2015, November 5, 2015, and our subsequent filings with the SEC. These risk factors, as well as other risks associated with the Merger, are more fully discussed in the Registration Statement and the Proxy/Consent Solicitation Statement/Prospectus (as defined below). All such factors are difficult to predict and are beyond the Company and BMC’s control. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company and BMC undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Measures Included in this document are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America. Our management believes such measures are useful to investors. Because the Company’s calculations of these measures may differ from similar measures used by other companies, you should be careful when comparing the Company’s non-GAAP financial measures to those of other companies. A reconciliation of non-GAAP financial measures to GAAP financial measures is included in an appendix to this document.

Key Investment Highlights Low Cost, High Service Integrated Supply Chain Partner A Leading U.S. Builder / Contractor-focused LBM Distributor Leadership Positions in Attractive Geographies Extensive Product and Service Offering BMC Merger Yields Significant Potential Synergies and Strong Financial Position Focused and Differentiated Growth Strategy

STOCK is a Leader in the Highly Fragmented U.S. Building Materials Industry

Building Materials Sales by Distribution Channel (1)


Hardware Stores 9%
Lumber Yards & Building Material Dealers 33%
Home Centers 58%

2014 Market Size (2)

- ~$275B of U.S. retail building material sales
- STOCK is a leading 'Direct-to-Jobsite' distributor
- Top 20 LBMs have ~35% share
- Top 100 LBMs have ~45% share

Significant Fragmentation in U.S. Lumber and Building Material Distribution

(1) Estimates; Source: 2012 U.S. Census Bureau NAICS Survey
(2) Estimates; Sources: 2014 U.S. Census Bureau NAICS Annual Retail Trade Report; 2014 *ProSales* 100 Rankings

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STOCK Provides an Extensive Product and Service Offering Portfolio Represents ~50% of the Cost of a Typical New Home Source: 2013 NAHB Cost of Construction Survey; Company estimates   Average Cost Share of Cost Building Permit Fees $3,647 1.5% Impact Fee $3,312 1.4% Water & Sewer Fees Inspections $4,346 1.8% Architecture, Engineering $3,721 1.5% Excavation, Foundation & Backfill $23,028 9.3% Framing & Trusses $41,899 17.0% Sheathings $2,332 1.0% Siding $16,867 6.8% Roofing $7,932 3.2% Windows & Doors $10,117 4.1% Plumbing $11,823 4.8% Electrical $9,967 4.0% HVAC $10,980 4.5% Insulation $4,786 1.9% Drywall $9,376 3.8% Interior Trim, Doors & Hardware $10,536 4.3% Painting $8,355 3.4% Lighting $3,008 1.2% Cabinets & Countertops $12,785 5.2% Appliances $4,189 1.7% Flooring $12,378 5.0% Plumbing Fixtures $4,265 1.7% Outdoor Structures (deck, patio) $2,891 1.2% Landscaping $5,744 2.3% Driveway $3,741 1.5% Other $14,428 5.9% Total $246,453 100%

STOCK is an Integrated Supply Chain Company Strategic LBM Partner for Suppliers and Customers Building Products Suppliers Partnership with Leading LBM Professional Builder Customers Strategic Supply Chain Partner Low cost aggregator of materials Efficient channel partner Leading customer service and solutions provider Showroom to job-site … Client to Contractor! >10,000 BP Suppliers >100,000 Professionals Source: U.S. Census Bureau; represents estimated number of suppliers and customers available in the U.S.

Focused Growth Strategy

Macro Conditions Support Housing Market Growth Trends in Underlying Fundamentals Steadily Improving Consumer Confidence Employment Growth Credit Availability Population Growth Builder Confidence Millennials Government Policy Affordability U.S. Single-Family Starts Remain Well Below 50 Year Average Household Formation Driven by Demographic and Macro Factors Source: United States Census Bureau; 2015 data represents LTM September 2015 Significant Room to Recover from Today’s Levels (thousands) Sept ‘15 SAAR @ 740K

Focused and Differentiated Strategy Expanding Top-line and Profitability Industry Growth Expand Share in Core Markets Improve Value-selling and Service Add New Products and Services Pursue Strategic Expansions EBITDA Growth Acceleration Potential Through ‘White Space’ Expansion Capture Market Recovery Build eBusiness Platform Digitized core supply-chain capabilities Launching eCommerce front-end Enhanced customer service Enables scalable growth Accretive and Strategic Expansion BMC merger enhances revenue and earnings expansion potential Expand Product and Service Offerings GM% expansion with value added product expansion Enhanced service capabilities in core markets Leverage Our eBusiness Growth Platform 2 1 3

Expand Product and Service Offerings Value-Added Services Support Job Site Distribution Job-site Distribution Services Structures Manufacturing Project Planning, Quoting, Estimating Millwork Manufacturing Installation Management Product Selection & Showroom Services New eCommerce Platform Launch Underway

Engineered wood products, trusses, wall panels Custom designed and built to drive job site efficiency and enhanced quality New plants in GA (2012) and VA (2013) Upgraded design tools drive sales productivity Equipment investment to drive labor productivity and increase capacity Expand Product and Service Offerings Growing Value-added Segments, Expanding GM% Product and Service Sales Mix Relative GM % 2014 Growth Source: Company estimates Low Mid High Structural Components Windows, Doors and Millwork Custom order products with significant upsell and R&R opportunities Supported by manufacturing and services New plants in GA (2012) and NC (2015) Introducing web-based configuration tools to drive sales and manufacturing productivity Attractive mix of product within BMC business

STOCK’s LEAN eBusiness Evolution Building a Technology Platform to Enable and Leverage Profitable Growth Building Growth Platform in Systemic and Accretive Manner ERP IMPLEMENTED provides foundation for growth and build-out of proprietary eBusiness tools STOCK INSTALLATION SERVICES (SIS) improving customer service, control and profitability of our installation services business STOCK DESIGN SERVICES (SDS) (1) scalable structures design capabilities STOCK eCOMMERCE (1) omni-channel customer experience to leverage existing assets LEAN eBusiness Platform Driving Improved Operating Performance STOCK LOGISTIC SOLUTIONS (SLS) driving a low cost distribution network and superior customer service performance eCFO Local business management and GM Performance suite Sales ($m) Working Capital (% Sales) Shipping & Handling Costs (% Sales) 92% On-Time In-Full Delivery Rates <75% (1) Expected launch and rollout planned over the next 12 months

Enhancing Our Capabilities with 24x7 eCommerce Transactional Front-end to ERP Enhances Customer Experience / Productivity Introducing a Brand New Tool for our Customer’s Belt Easy, Fast, Convenient Intuitive interface Accessible 24x7 Mobile based platform Full breadth of products Customer specific pricing Product availability and lead times Professional Resources Robust building science content: articles, videos, project management tools “How-to” articles Idea gallery with room scenes Interactive design tools Work More Efficiently Account management Tools: Pay invoices, assign users and admin permissions, view history Product search w/photos, specs, comparison tools Order Management Tools: place orders, check order status, create reorder lists Configure custom millwork Manage business digitally

Merger with BMC Represents Compelling Strategic Combination

1 Diversified Market Leader with National Scale

- Creates a leading national building materials distribution platform with over $2.8 billion[(1)] of combined LTM net sales through June 30, 2015
- Broad geographic reach, local market leadership and comprehensive product and services portfolio

2 Complimentary Geographic Market Combination

- Significant market expansion in attractive geographies: Stock footprint increases from 20 to 42 metropolitan areas on a combined basis
- Both organizations focus on value-added products and services; combined capabilities increase significantly as best practices expanded to 2x revenue

3 Capitalization on Recovering Markets

- Market leadership in highly attractive long-term growth markets throughout the U.S.
- New construction and R&R markets poised for continued recovery

4 Cultural and Operational Compatibility

- Deep commitment to providing solutions to customers; highly focused on delivering a broad range of quality products and value-added services
- Strong operating platforms and complimentary strategic roadmaps create significant integration opportunities

5 Attractive Value Creation for All Shareholders

- Opportunities to accelerate growth on combined platform through broader service and product capabilities
- Significant cost synergies anticipated - $30 to $40 million annually
- Transaction expected to be EPS accretive in the first full year following closing after excluding integration and restructuring costs and purchase accounting adjustments
- Strong financial position and financial flexibility support continued pursuit of attractive growth opportunities
- All-stock transaction allows all shareholders to participate in value creation from transaction

(1) Includes $102 million in net sales from VNS Corporation ("VNS") through May 1, 2015, the date VNS was acquired by BMC, and $79 million in LTM net sales from Robert Bowden, Inc. ("RBI"), which was acquired by BMC on September 1, 2015

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Complementary Market Combination Serves Attractive U.S. Geographies



WA
MT
ID
NV
UT
CO
CA
NM
TX
AR
PA
VA
GA
FL
BMC Locations
Stock Building Supply Locations
Combined Company Footprint

Highlights

Presence increases from 20 to 42 metropolitan areas

Locations in 17 states representing 63% of 2014 single-family building permits

Strong capabilities with significant expansion opportunities

Network of:

- 89 distribution locations
- 33 truss and structures operations
- 47 millwork operations
- Complementary design centers and showrooms
- A complementary eBusiness platform to support physical assets
- Industry leading professional talent

Sales by U.S. Census Division (1)



Pacific 17%
Mid & South Atlantic 27%
Mountain 20%
West South Central 36%

(1) 2014 combined net sales including VNS and RBI

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Attractive U.S Footprint Strong Structural Component and Millwork Capabilities Differentiated Services Provided by >8,000 Professional Associates Low Cost / High Service Operating Platform: eBusiness capabilities Customer solutions Customer productivity enablers Associate productivity and ability to scale profitably Strong Financial Position Enables Continued Expansion Compatible Cultures and Operations Create Opportunity to Provide Broader Product and Service Capabilities

Pro Forma LTM 6/30/15 Revenue (1) ($ in millions) Pro Forma LTM 6/30/15 Adjusted EBITDA (1) ($ in millions) 5.9% 5.9% 3.2% Expected Run-Rate Cost Synergies $30 - $40mm Adjusted EBITDA is calculated as income (loss) from continuing operations before interest, taxes, depreciation and amortization and certain other items (1) BMC results include $102 million in net sales and $4 million in Adjusted EBITDA from VNS through May 1, 2015, the date VNS was acquired by BMC, and $79 million in LTM net sales and $10 million in LTM Adjusted EBITDA from RBI; see Appendix for a reconciliation of income (loss) from continuing operations to adjusted EBITDA (2) Pro forma combined Adjusted EBITDA assumes the midpoint of the expected run-rate synergies range; see Appendix for a reconciliation of income (loss) from continuing operations to adjusted EBITDA (2) Significantly Improved Financial Profile BMC Stock maintains strong financial position and significant growth opportunities

Synergy Achievement Plan Highly identifiable and achievable cost savings and opportunities to broaden product and services Integration strategy developed with clear objectives and focused integration leadership team Run-rate cost synergies of $20-$25 million within 12 months of close, rising to $30-$40 million within 24 months Cost synergies represent up to 1.5% of combined sales Synergies will be achieved from: Sourcing / supply chain Operations best practices Optimization of branch support processes Deployment of best-in-class technology across enterprise Estimated costs to achieve synergies of $20-$25 million(1) Opportunities to accelerate growth on combined platform through broader services and product capabilities Estimated Run-Rate Cost Synergies ($ in millions) Estimated Cost Synergies by Category (1) Excludes transaction costs Significant Opportunity for Synergies

Financial Overview

Historical Financial Results Above-Market Growth and Strong Pull-Through Drive Significant Gains Net Sales (1) See Appendix for a reconciliation of income (loss) from continuing operations to adjusted EBITDA Gross Profit Adjusted EBITDA (1) Net sales CAGR of 15.9% since 2011 outperforms 13.9% CAGR in U.S. single-family starts Meaningful GM% improvement drives 18.8% CAGR in gross profit despite challenging environment Incremental Adjusted EBITDA as percent of net sales growth (“pull-through”) of 13.9% since 2013 Continued investment in our profitable growth strategy and merger cost synergies create opportunity to expand pull-through rates ($millions) ($millions) ($millions) CAGR: ~200bps > U.S. S-F Starts Strong EBITDA Momentum GM% up 220 bps

Quarterly Financial Results Operating Improvements Continue Momentum Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Net Sales YoY change $354.1 7.8% $317.1 3.9% $297.6 6.3% $350.1 1.6% $358.5 1.3% Gross Profit YoY change $84.4 12.0% $75.8 2.8% $71.3 9.3% $86.4 5.1% $89.1 5.6% GM% 23.8% 23.9% 24.0% 24.7% 24.9% Adjusted EBITDA (1) $13.2 $10.6 $3.9 $14.3 $16.4 Adj. EBITDA Margin 3.7% 3.4% 1.3% 4.1% 4.6% ($millions) Quarterly financial results are unaudited (1) See Appendix for a reconciliation of income (loss) from continuing operations to adjusted EBITDA Consistent YoY Improvements in Profitability

Operating Cash Flow and Capitalization

Flexible Capital Structure Yields Significant Ability to Invest

STCK Operating Cash Flow

($ in millions)



$25.6
$(0.9)
LTM Sep14
LTM Sep15

6/30/15 Pro Forma Capitalization (1)

($ in millions)

	BMC	STOCK Building Supply	BMC + STOCK Building Supply
Cash	$13	$7	$20
Debt	$377	$87	$464
Net Debt / LTM Adj. EBITDA	4.1x	1.9x	3.4x

- YoY earnings growth momentum
- Working capital requirement ~10% of sales
- Significantly improved cash flow generation

- $450 million revolving ABL facility with extended maturity
- Existing $250 million BMC 9.0% Senior Secured Notes maturing 2018

Well Positioned for Continued Growth Investments, Including M&A

(1) BMC adjusted to reflect (i) $103 million of revolver borrowings used to fund the purchase of RBI in September 2015, (ii) VNS Adjusted EBITDA of $4.1 million and (iii) RBI Adjusted EBITDA of $10.2 million; Combined Company debt excludes transaction costs; see Appendix for a reconciliation of income (loss) from continuing operations to adjusted EBITDA

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Stock Building Supply Positioned for Profitable Growth U.S. demographics and continued housing recovery provide for solid macro backdrop Strong earnings momentum…19 consecutive quarters of Adjusted EBITDA expansion Significantly enhancing our digital operating platform: eCommerce portal for customer and sales productivity Strategic merger with BMC expands footprint and provides opportunity for compelling strategic and financial benefits Proven leadership team focused on integration and continued profitable growth

Appendix

Reconciliation of Non-GAAP Items - STCK Quarterly financial results are unaudited Year Ended December 31, ($thousands) 2011 2012 2013 2014 Q3 14 Q4 14 Q1 15 Q2 15 Q3 15 LTM Sep15 Income (loss) from continuing operations $(41,931) $(14,582) $(5,036) $10,087 $4,934 $2,982 $1,851 $2,531 $6,024 $13,388 Interest expense 2,842 4,037 3,793 2,684 712 673 711 677 745 2,806 Income tax expense (benefit) (22,332) (8,084) 2,874 6,340 2,972 1,923 (3,591) 2,437 3,020 3,789 Depreciation and amortization 16,188 11,718 12,060 13,343 3,298 3,599 3,716 3,928 4,186 15,429 Impairment of assets held for sale 580 361 432 48 - - - - - - Merger-related costs - - - - - - 207 3,262 1,183 4,652 Public offering transaction-related costs - - 10,008 508 60 - - - - - Restructuring expense 1,349 2,853 141 73 2 62 192 205 (14) 445 Non-cash stock compensation expense 384 1,305 1,049 2,669 868 821 670 656 775 2,922 Severance & other items related to store closure 6,761 2,375 1,113 779 325 339 69 524 490 1,422 Reduction of tax indemnification asset 1,937 347 - - - - - - - - Management fees, acquisition costs & other items 3,423 1,663 1,369 358 37 232 109 112 32 485 Adjusted EBITDA $(30,799) $1,993 $27,803 $36,889 $13,208 $10,631 $3,934 $14,332 $16,441 $45,338

(1) Represents unaudited pro forma historical results including VNS through May 1, 2015, the date VNS was acquired by BMC, and RBI, which was acquired by BMC on September 1, 2015 Reconciliation of Non-GAAP Items - BMC

Disclaimer and Additional Information No Offer or Solicitation The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. Additional Information and Where to Find it The proposed transaction involving the Company and BMC will be submitted to the respective stockholders of the Company and BMC for their consideration. In connection with the Merger and special meeting of the Company’s stockholders, the Company has filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) that includes a proxy statement/consent solicitation statement/prospectus (the “Proxy/Consent Solicitation Statement/Prospectus”). The Registration Statement has been declared effective by the SEC, and the definitive Proxy/Consent Solicitation Statement/Prospectus was first mailed or otherwise delivered to the stockholders of the Company on or about October 30, 2015. The definitive Registration Statement and the Proxy/Consent Solicitation Statement/Prospectus contain important information about the Merger, the Merger Agreement and related matters. This communication may be deemed to be solicitation material in respect of the proposed transaction between BMC and the Company. This communication is not a substitute for the Registration Statement, Proxy/Consent Solicitation/Prospectus or any other documents that the Company or BMC has filed or may file with the SEC or send to stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND BMC ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT AND THE PROXY/CONSENT SOLICITATION STATEMENT/PROSPECTUS CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Registration Statement, the Proxy/Consent Solicitation Statement/Prospectus and any other documents filed or furnished by the Company with the SEC may be obtained free of charge at the SEC’s website (www.sec.gov). The Registration Statement, the Proxy/Consent Solicitation Statement/Prospectus and other relevant documents are also available to security holders, without charge, from the Company by going to its investor relations page on its corporate website at http://ir.stocksupply.com or from BMC by directing a request to Paul Street, Corporate Secretary of BMC, via email or telephone (paul.street@buildwithbmc.com, (208) 331-4300). Participation in the Solicitation The Company, BMC, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2015. Information about the directors and executive officers of BMC and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, are set forth in the Registration Statement and the Proxy/Consent Solicitation Statement/Prospectus. Investors may obtain additional information regarding the interests of such participants by reading the Registration Statement and the Proxy/Consent Solicitation Statement/Prospectus. You may obtain a free copy of the proxy statement for the Company’s 2015 Annual Meeting of Stockholders by going to its investor relations page on its corporate website at http://ir.stocksupply.com. You may obtain free copies of the Registration Statement, the Proxy/Consent Solicitation Statement/Prospectus and other relevant documents as described in the preceding paragraph.